UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2007
SunCom Wireless Holdings, Inc.
(Exact name of Registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-15325 (Commission File Number)	23-2974475 (I.R.S. Employer Identification No.)

1100 Cassatt Road Berwyn, Pennsylvania (Address of Principal Executive Offices)	19312 (Zip Code)
Registrant’s telephone number, including area code: (610) 651-5900
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.
On January 31, 2007, SunCom Wireless Holdings, Inc., a Delaware corporation (the “Company”), together with SunCom Wireless Investment Co., LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“SunCom Investment”), SunCom Wireless, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company (“SunCom Wireless”), and certain holders of the 9⅜% Senior Subordinated Notes due 2011 and 8¾% Senior Subordinated Notes due 2011 of SunCom Wireless (the “SunCom Wireless Subordinated Notes”) entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the holders of the SunCom Wireless Subordinated Notes party thereto, who hold approximately 91.3% of the outstanding principal amount of the SunCom Wireless Subordinated Notes, will exchange all of their outstanding SunCom Wireless Subordinated Notes (subject to certain contractual constraints) in exchange for an aggregate of 48,304,431 shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) The exchange will be effected by SunCom Investment. Immediately prior to the exchange, the Company will contribute to SunCom Investment the new shares of Class A Common Stock necessary to complete the exchange. As a result of the exchange, the holders of the outstanding SunCom Wireless Subordinated Notes participating in the exchange will receive in the aggregate (in respect of their SunCom Wireless Subordinated Notes tendered in the exchange) approximately 87% of our outstanding Class A Common Stock on a fully-diluted basis. The existing holders of our Class A Common Stock will own approximately 13% of our Class A Common Stock on a fully-diluted basis following the exchange.
The parties to the Exchange Agreement make customary representations, warranties and covenants. In connection with the Exchange Agreement, the holders of the SunCom Wireless Subordinated Notes have entered into “exit consents” that will remove, effective as of the closing of the exchange, substantially all of the restrictive covenants and certain of the events of default from the indentures governing the SunCom Wireless Subordinated Notes.
The Exchange Agreement contains covenants of the parties calling for the board of directors of the Company to be reconstituted, immediately following the closing of the exchange, to include Michael Kalogris and Scott Anderson, both current directors of the Company, as well as eight new directors to be designated by various of the holders of the SunCom Wireless Subordinated Notes party to the Exchange Agreement. Also pursuant to the Exchange Agreement, the Company has agreed, following the closing of the exchange, to pursue strategic alternatives, including the potential sale of substantially all of its business.
Under the terms of the Exchange Agreement, the Company may not initiate or solicit alternative proposals prior to the closing of the exchange, subject to exceptions that permit the Company’s board of directors to respond to unsolicited proposals and take actions required by their fiduciary duties.
The exchange, and the merger described below, are subject to the approval of the Company’s stockholders holding a majority of the outstanding Class A Common Stock. In addition, the consummation of the exchange is subject to various other conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of approval from the Federal Communications Commission, and other customary closing conditions. The parties expect the transaction to close in the second quarter of 2007.
The Exchange Agreement contains termination rights, including the Company’s right to terminate the Exchange Agreement if the Company’s board of directors changes its recommendation to the stockholders as required by its fiduciary duties under applicable law, and provides that, upon the termination of the Exchange Agreement under specified circumstances, the Company will be required to pay each holder of SunCom Wireless Subordinated Notes party to the Exchange Agreement a break-up fee equal to 2% of the total outstanding principal amount of the SunCom Wireless Subordinated Notes held by such holder as of the date of the Exchange Agreement, or approximately $13.6 million in the aggregate. Whether or not the exchange is consummated, the Company is obligated to pay the reasonable fees and expenses of counsel to the holders of the SunCom Wireless Subordinated Notes participating in the exchange, up to $1,000,000 in the aggregate.
Also on January 31, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with SunCom Merger Corp., a Delaware corporation and direct, wholly-owned subsidiary of the Company formed for the purpose of entering into the Merger Agreement (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger. In the merger, each issued and outstanding share of Class A Common Stock of the Company will be converted into 0.1 share of Class A Common Stock of the Company, as the surviving corporation in the merger, plus the contingent right to receive additional shares of Class A Common Stock of the Company, as the surviving corporation in the merger, totaling up to a maximum of 3% of the fully-diluted Class A Common Stock of the Company (after giving effect to the exchange, assuming full participation by the SunCom Wireless Subordinated Notes) in the aggregate to all holders immediately prior to the merger, in the event the Company fails to undertake certain actions related to a potential sale of the Company following the exchange and the merger. Each issued and outstanding share of common stock of Merger Sub will be cancelled in exchange for no consideration. The merger will be consummated immediately prior to the exchange described above. The merger is being effected, among other reasons, to implement a 1 for 10 reverse stock split and to ensure that the Company has sufficient authorized shares of Class A Common Stock to complete the exchange. The merger is subject to the approval of stockholders of the Company holding a majority of the outstanding Class A Common Stock.
The foregoing descriptions are qualified in their entirety by reference to the Exchange Agreement and Merger Agreement attached to this Form 8-K as Exhibits 2.1 and 2.2, respectively.
Additional Information About the Exchange Transactions and Where to Find It
In connection with these proposed exchange transactions, the company will file a proxy statement with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The definitive proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from SunCom Wireless Holdings, Inc, Executive Director of Investor Relations, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, (610) 651-5900.
Participants in the Solicitation
The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed exchange transactions. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 3, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement related to the exchange transactions when it becomes available.

Item 3.02 Unregistered Sales of Equity Securities.
     In connection with the transactions contemplated by the Exchange Agreement, the Company shall contribute up to 48,304,431 new shares of Class A Common Stock (which number may be increased if additional SunCom Wireless Subordinated Notes become subject to the Exchange Agreement pursuant to the terms thereof) to Suncom Investment, which will use such shares to complete the exchange in a private transaction exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) of such Act. A full description of transactions contemplated by the Exchange Agreement is set forth in Item 1.01 above.
Item 8.01 Other Events
     On January 31, 2007, the Company issued a press release announcing the Exchange Agreement and the exchange, and announcing that the Company intends to explore strategic alternatives, including the potential sale of substantially all of its business. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
2.1     Exchange Agreement, dated as of January 31, 2007, by and among SunCom Wireless Holdings, Inc., SunCom Wireless Investment Co., LLC, SunCom Wireless, Inc. and the holders of the 9⅜% Senior Subordinated Notes due 2011 and 8¾% Senior Subordinated Notes due 2011 of SunCom Wireless, Inc. party thereto.
2.2     Agreement and Plan of Merger, dated as of January 31, 2007, by and between SunCom Wireless Holdings, Inc. and SunCom Merger Corp.
99.1     Press Release, dated January 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOM WIRELESS HOLDINGS, INC.
Date: January 31, 2007	By:	/s/Eric Haskell
		Name:	Eric Haskell
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Exchange Agreement, dated as of January 31, 2007, by and among SunCom Wireless Holdings, Inc., SunCom Wireless Investment Co., LLC, SunCom Wireless, Inc. and the holders of the 9 3/8 % Senior Subordinated Notes due 2011 and 8 3/4% Senior Subordinated Notes due 2011 of SunCom Wireless, Inc. party thereto.
2.2	Agreement and Plan of Merger, dated as of January 31, 2007, by and between SunCom Wireless Holdings, Inc. and SunCom Merger Corp.
99.1	Press Release, dated January 31, 2007